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                                                                    Exhibit 10.9

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                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

         This Employment Agreement (the "Agreement") is made as of December 21, 1999 (the "Execution Date") by and between Tellium, Inc., a Delaware corporation (the "Company"), and Harry J. Carr ("Executive").

         WHEREAS, on the terms and conditions set forth herein, the Company desires to employ Executive in the position of Chairman of the Board of Directors (the "Board") and Chief Executive Officer of the Company and Executive desires to accept such employment;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follow:

         1. Position; Term. The Company hereby hires Executive, and Executive
            --------  ----
accepts employment, as Chairman of the Board ("Chairman") and Chief Executive Officer of the Company for a period commencing as of December 31, 1999 or as soon as is practicable thereafter (the "Employment Date") and ending as of the second anniversary thereof, unless Executive is earlier terminated as provided in Section 4 hereof. The Term of this Agreement (the "Term") shall automatically be renewed for successive one-year periods, unless either party provides the other party written notice of its intent not to renew at least 90 days prior to the end of such Term.

         2. Duties; Powers.
            ---------------

            (a) Executive will report solely and directly to the Board of the Company, will undertake and assume the responsibilities which would ordinarily or customarily be associated with the positions of Chairman and Chief Executive Officer with a comparable employer, will have those powers and authority ordinarily or customarily associated with such positions, will use his reasonable best efforts in performing, for and on behalf of and at the sole cost and expense of the Company, during business hours (other than during absences due to illness or vacation), and, in such positions, will comply with the written policies of the Company and the direction of the Board. The Executive agrees to devote his full working time to the performance of his duties with the Company. Executive will, as part of his duties as an employee of the Company, actively seek such opportunities and undertake such activities so as to promote high visibility and a positive image of the Company.

            (b) Notwithstanding the foregoing, from and after the Employment Date, Executive may (i) serve on corporate, trade group, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions or programs, (iii) manage his personal, financial and legal affairs, and (iv) passively invest personally in any business in a private capacity where no actual conflict of interest exists between such investment and the business of the Company so long as such activities do not interfere with Executive's performance

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of his obligations hereunder. The Company hereby agrees that any earnings of
Executive in connection with the permissible activities described in the preceding sentence may be retained by Executive.

            (c) For a time period not to exceed four weeks from the Employment Date, Executive may consult with Lucent Technologies, Inc. ("Lucent") (his former employer), in connection with the transition from his former duties and responsibilities at Lucent. This consulting arrangement shall not be a breach of this Agreement.

         3. Compensation.
            ------------

            (a) Salary. The Company agrees to pay Executive and Executive agrees
                ------
to accept as compensation for his services, a base salary of $300,000.00 per annum (subject to such annual increases in the base salary set in accordance with this Section), payable in accordance with the Company's standard payroll policy and beginning as of the Employment Date. At least annually, the Board will consider increases in Executive's annual rate of salary in light of Executive's individual performance and other relevant factors.

            (b) Benefits. During his employment hereunder, Executive will be
                --------
entitled to participate in the employee benefit plans maintained by the Company to the full extent provided for under those plans. In addition, the Company shall obtain supplemental insurance for the benefit of Executive for any "out-of-plan" costs or other costs incurred by Executive in order to utilize the services of the health care provider of Executive's choice, to the extent that the costs for utilizing such provider are not covered by the applicable Company benefit plan.

            (c) Expenses. The Company will pay or reimburse Executive for
                --------
reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Executive shall furnish the Company with evidence of the incurrence of such expenses within a reasonable period of time from the date that they were incurred.

            (d) Stock Options. The parties acknowledge that, in order to induce
                -------------
Executive's execution of this Agreement, Executive has been granted (i) options to purchase the Common Stock of the Company pursuant to the Stock Option Agreement attached hereto as Exhibit A ( the "Option") and (ii) performance-based options to purchase the Common Stock of the Company pursuant to the Performance Stock Option Agreement attached hereto as Exhibit B (the "Performance Option").

            (e) Bonus. Executive shall be eligible to receive an annual bonus of
                -----
up to 66 2/3% of his base salary under Section 3(a) in respect of each full fiscal year during the term of employment in which the Company and the Executive achieve the objectives mutually agreed upon by Executive and the Board of the Company for such fiscal year. Should Executive exceed such

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objectives, the bonus payable may be increased appropriately in such amounts as the Board determines in its sole discretion.

            (f) Vacation. Executive shall be entitled to four weeks of paid
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vacation per year (in addition to the holidays during which the Company is closed and for which Company employees are paid).

            (g) Disability Insurance. If Executive is insurable, and if
                --------------------
generally and regularly available, the Company shall maintain, at its cost, supplemental renewable long-term disability insurance as agreed to by the Company and Executive for the benefit of Executive, which insurance shall provide benefits not less than 100% of Executive's base salary at the time of the disability for the duration of Executive's disability.

            (h) Rental Residence. The Company shall provide, at its cost,
                ----------------
Executive and his family with a furnished residence, acceptable to Executive (in Executive's sole discretion) and located near the Company's principal place of business, for the use of Executive and his family during the Term. The Company estimates that the expected monthly cost of such residence is approximately $1,500 per month.

            (i) Additional Compensation. The Company may pay to (or grant)
                -----------------------
Executive any and all additional compensation (including, without limitation, cash bonus or deferred compensation programs, stock options or restricted stock) that it deems relevant and appropriate to reflect Executive's performance.

         4. Termination.
            -----------

            (a) Termination upon Death. If Executive dies during the Term, this
                ----------------------
Agreement shall terminate, subject to Sections 5, 7, 8, 11, 12 and 15, as of the date of his death.

            (b) Termination upon Disability. If during the Term Executive
                ---------------------------
becomes physically or mentally disabled, whether totally or partially, so that Executive is unable to perform his essential job functions hereunder for: (i) a period of 135 consecutive days; or (ii) for shorter periods aggregating 180 days during any twelve-month period, the Company may, by written notice to Executive, terminate this Agreement, subject to Sections 5, 6, 7, 8, 11, 12, 14 and 15, in which event the Term shall terminate 10 days after the date upon which the Company shall have given notice to Executive of its intention to terminate this Agreement because of the disability. Nothing in this Section 4(b) shall be deemed to extend the Term.

            (c) Termination.
                -----------

                (i) The Company may terminate this Agreement at any time with or without cause upon 30 days' written notice by the Company to Executive (subject to Sections 5, 6,

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7, 8, 11, 12, 14 and 15 hereof). The Company's failure to renew this Agreement under Section 1 shall be considered a termination of this Agreement by the Company pursuant to this Section 4(c)(i).

                (ii) Executive may terminate this Agreement, subject to Sections 5, 6, 7, 8, 11, 12, 14 and 15, effective immediately by written notice to the Company given within six (6) months after the occurrence of any of the following events without Executive's written consent:

                     (A) The nature of Executive's title, position, duties,
                         powers and authority, reporting relationship, or the scope of his responsibilities, are adversely modified without Executive's written consent;

                     (B) The occurrence of a Change in Control as defined in
                         Section 7 of this Agreement;

                     (C) This Agreement is not assumed by any successor to the
                         Company pursuant to Section 15(a) hereof in a situation other than a Change in Control; or

                     (D) A material breach of this Agreement by the Company
                         which breach remains uncured for 14 days from the date that the notice of breach is received by the Company from Executive.

            (d) Termination Upon Voluntary Resignation. Executive may terminate
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this Agreement, subject to Sections 6, 12 and 15, at any time after the
Employment Date by giving written notice to the Company at least 30 days prior to the effective termination date stated in such notice. Executive's failure to renew this agreement under Section 1 shall not be considered a voluntary resignation.

         5. Severance Payments.
            ------------------

            (a) Certain Severance Payments. If during the Term this Agreement is
                --------------------------
terminated pursuant to Section 4(c) (i) or (ii) hereof, all compensation payable to Executive under Section 3 hereof shall cease as of the date of termination specified in the Company's or Executive's notice, as the case may be (the "Termination Date"), and the Company shall pay to Executive, subject to Section
 ----------------
6 hereof, the following sums and benefits: (i) the Base Salary on the Termination Date for one year (the "Severance Period"), payable ratably over the
                                    ----------------
Severance Period in accordance with the Company's standard payroll policy; (ii) any unpaid bonus earned under Section 3(e) with respect to all prior years in one lump sum; (iii) the unpaid bonus under Section 3(e) for that portion of the year in which termination occurs, which bonus calculated under this clause (iii) shall be no less than the prorata portion (based upon the portion of the year during which employment continued as compared to the entire year) of the greater of the bonus earned by

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Executive in the immediately prior year or the target bonus payable under
Section 3(e) for such year calculated on the basis that Executive had achieved the mutually agreed upon objectives for such year, payable in one lump sum; (iv) benefits under group health and life insurance plans in which Executive participated prior to termination through the Severance Period; (v) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, including, without limitation, any such benefits under the Company's pension, disability, and life insurance plans, policies, and programs; (vi) expenses reimbursable under Section 3(c); (vii) all previously earned, accrued, and unpaid compensation and benefits, if any, under Section 3(i); and (viii) if Executive is residing in a rental residence pursuant to
Section 3(h), a continuation of the Company's payment responsibilities thereto pursuant to Section 3(h) for a period no less than 3 months. If, prior to the end of the Severance Period, Executive violates Section 6 hereof, then the Company shall have no obligation to make any of the payments that remain payable by the Company under clauses (i) and (iii) of this Section 5(a) on or after the date of such violation. Amounts payable under this Section 5(a) shall be payable within 10 days of the Termination Date, with the exception of the amounts payable ratably under Section 5(a)(i).

            (b) Severance Payments Upon Other Termination Events. If this
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Agreement is terminated by the Company pursuant to Sections 4(a) or 4(b) hereof,
Executive shall receive the sums and benefits specified in clauses (ii), (iii),
(iv), (v), (vi), (vii) (if applicable), and (viii) (if applicable) of Section 5(a) hereof. In addition to these amounts, if the Agreement is terminated pursuant to Sections 4(a) or 4(b), Executive shall receive his then-current salary through the last day of the month of his death or the last day of the month in which Executive is terminated due to disability in one lump sum payment, plus any accrued but unpaid vacation pay through the last day of the month in which Executive's death or notification of termination due to disability occurs. If this Agreement is terminated by Executive pursuant to
Section 4(d), Executive shall receive the amounts specified in clauses (ii),
(iv) (only with regard to amounts incurred prior to the Termination Date), (v),
(vi) and (vii) of Section 5(a) hereof and the salary due and payable to him as of the date of termination. Amounts payable under this Section 5(b) shall be payable within 10 days of the Termination Date.

     6.     Non-Compete.
            -----------

            (a) During the Term and for a period of one (1) year thereafter (the "Non-Compete Period"), Executive shall not (i) directly or indirectly through
 ------------------
another person or entity induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company, on the one hand, and any employee thereof, on the other hand, (ii) directly and indirectly hire any person who was an employee of the Company until six months after such individual's employment relationship with the Company has been terminated, or (iii) directly or indirectly through another person or entity induce or attempt to induce any customer, supplier, subcontractor, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with

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the relationship between any such customer, supplier, subcontractor, licensee or business relation, on the one hand, and the Company, on the other hand.

            (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

            (c) Executive shall inform any prospective or future employer of any and all restrictions contained in this Agreement and provide such employer with a copy of such restrictions (but no other terms of this Agreement), prior to the commencement of that employment.

            (d) During the Term and during the Non-Compete Period, Executive will not directly or indirectly disclose to any person, or use or otherwise exploit for his own benefit or for the benefit of any person, other than the Company, any Confidential Information or Trade Secrets other than any of the foregoing which becomes public information without any breach of this Agreement by Executive. For purposes of this Section 6(d), (i) the term "Confidential
                                                               ------------
Information" shall mean all information respecting the business and activities
-----------
of the Company, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company (notwithstanding the immediately preceding clause, Confidential Information shall not include (x) any information that is, or becomes, a part of the public domain or generally available to the public (unless such availability occurs as a result of any breach by Executive of any portion of this Agreement or any other obligation Executive owes to the Company) or (y) any business knowledge and experience of the type usually acquired by persons engaged in positions similar to Executive's position with the Company, to the extent such knowledge and experience is not specific to the Company and not proprietary to the Company); and (ii) the term "Trade Secrets"
                                                                -------------
shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, computer program, formula or improvement of the Company that is valuable and not generally known to the competitors of the Company, whether or not in written or tangible form (notwithstanding the immediately preceding clause, Trade Secrets shall not include (x) any information that is, or becomes, a part of the public domain or generally available to the public (unless such availability occurs as a result of any breach by Executive of this Agreement or any other obligation Executive owes to the Company) or (y) any business knowledge and experience of the type usually acquired by persons engaged in positions similar to Executive's position with the Company, to the extent such knowledge and experience is not specific to the Company and not proprietary to the Company).

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         7. Change of Control.
            -----------------

            (a) In the event that any payment or benefit (within the meaning of Section 280G of the Internal Revenue Code) that is provided for hereunder to be paid to or for the benefit of Executive or payments or benefits under any other plan, agreement or arrangement between Executive and the Company (including, without limitation, the Option and the Performance Option) (a "Payment" or "Payments"), is determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state, or local tax laws or any interest or penalties incurred by Executive with respect to such excise or similar purpose tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Executive such additional compensation as is necessary to place Executive in the same after-tax position he would have been in had no such Excise Tax been paid or incurred (taking into account any federal, state and local income taxes or Excise Tax, payable by Executive as a result of the receipt of such additional compensation) (a "Gross-Up Payment").

            (b) Notwithstanding anything herein to the contrary, this Section 7 shall survive any termination under this Agreement.

         8. Enforcement.
            -----------

            (a) Because Executive's services are unique and because Executive has access to confidential information and work product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Executive to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein in this Agreement, if and when final judgment of a court of competent jurisdiction is so entered against Executive.

            (b) Executive shall have an equivalent right to apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

         9. Insurance. The Company may, for its own benefit, maintain "keyman"
            ---------
life and disability insurance policies covering Executive. Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

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     10.  Representations and Warranties.
          ------------------------------

          (a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any other agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, (ii) Executive is not a party to or bound by any other employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity other than the Retention Agreement and the Non-Competition and Non-Disclosure Agreement, each dated as of April 27, 1998, (copies of which are attached hereto as Exhibits D and E) (collectively the "Lucent Agreements") and
(iii) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

          (b) The Company hereby represents and warrants to Executive that (i) it has the requisite authority and corporate power to enter into this Agreement, the Option and the Performance Option, (ii) the execution and delivery of this Agreement, the Option and the Performance Option have been duly authorized by the Board and by shareholder action, and (iii) this Agreement, the Option and the Performance Option constitute a valid and binding obligation of the Company enforceable in accordance with their respective terms (except to the extent enforceability may be limited by the application of bankruptcy, insolvency, and other similar laws affecting creditors' rights generally).

          (c) Each of the parties hereto have read the Lucent Agreements and agree that the execution, delivery and performance of this Agreement does not constitute a breach of either Section 2 of the aforementioned Non Competition and Non-Disclosure Agreement or the above-referenced Retention Agreement.

     11.  Directors' and Officers' Liability Insurance. Within ninety days
          --------------------------------------------
following the Execution Date, the Company shall obtain and maintain Directors' and Officers' liability insurance for the benefit of Executive (and other executives of the Company). After Executive is no longer employed by the Company, for three (3) years following the date of termination of Executive's employment, the Company shall provide Executive with Director's and Officers' liability insurance coverage for events occurring prior to the termination of Executive's employment that is no less favorable than the Company's Directors' and Officers' liability insurance policy in effect on the date first written above in terms of coverage and amounts.

     12.  Indemnification.
          ---------------

          (a)   General. The Company agrees that if Executive is made a party or
                -------
threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Executive is or was a

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director or officer of the Company or any subsidiary thereof or is or was serving at the request of the Company or any subsidiary thereof as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the provisions of this Section 12, the Executive shall not be entitled to indemnification if (i) the Company is prohibited from paying such indemnification under applicable law, (ii) the Executive breached his duty of loyalty to the Company or its stockholders, (iii) the Executive's actions or omissions were not in good faith or involved intentional misconduct or a knowing violation of law or (iv) the Executive derived an improper personal benefit from any transaction which is a subject of the applicable Proceeding (any existence or occurrence described in the foregoing clauses (i)-(iv), individually, a "Culpable Action"). The existence or occurrence of a Culpable Action shall be conclusively determined by (i) a non-appealable, final decision of the court having jurisdiction over the applicable Proceeding or (ii) a non-appealable, final decision of the Court of the Chancery of the State of Delaware (or if such a decision is appealable, by the court in such State which has jurisdiction to render a non-appealable, final decision). Such determination shall be final and binding upon the parties hereto.

     (b)   Expenses. As used in this Agreement, the term "Expenses" shall
           --------
include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, costs, attorneys' fees, accountants' investigations, and any expenses of establishing a right to indemnification under this Agreement.

     (c)   Enforcement. If a claim or request under this Agreement is not paid
           -----------
by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Delaware law.

     (d)   Partial Indemnification. If Executive is entitled under any provision
           -----------------------
of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Executive for the portion of such Expenses to which Executive is entitled.

     (e)   Advances of Expenses. Expenses incurred by Executive in connection
           --------------------
with

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any Proceeding shall be paid by the Company in advance upon request of Executive that the Company pay such Expenses and upon Executive's delivery of an undertaking to reimburse the Company for Expenses with respect to which Executive is not entitled to indemnification.

     (f)   Notice of Claim. Executive shall give to the Company notice of any
           ---------------
claim made against him for which indemnification will or could be sought under this Agreement, but the failure of Executive to give such notice shall not relieve the Company of any liability the Company may have to Executive except to the extent that the Company is prejudiced thereby. In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive's power and at such time and places as are convenient for Executive.

     (g)   Defense of Claim. With respect to any Proceeding as to which
           ----------------
Executive notifies the Company of the commencement thereof;

           (i) the Company shall be entitled to participate therein at its own expense; and

           (ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive. Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

          (iii) the Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would not include a full and unconditional release of Executive without Executive's prior written consent. Neither the Company nor Executive will unreasonably withhold or delay their consent to any proposed settlement.

     (h)   Non-exclusivity. The right to indemnification and the payment of
           ---------------
Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

 13. Withholding. All amounts payable to Executive under this Agreement shall be
     -----------
subject to applicable withholding by the Company for taxes payable by Executive.

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     14.   Mitigation. Executive shall not be required to mitigate the amount of
           ----------
any payment, benefit, or other Company obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

     15.   Miscellaneous.
           -------------

           (a)   Successors; Binding Agreement.
                 -----------------------------

                 (i) This Agreement shall be binding upon and shall inure to the benefit of the Company. The Company shall require its successors and assigns, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                 (ii) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representative.

           (b)   Entire Agreement; Amendment. Together with the Option and the
                 ---------------------------
Performance Option, this Agreement contains the entire agreement of the parties, and may not be changed orally, but only by a subsequent writing signed by the party against whom enforcement of such change is sought.

           (c)   Prior Agreements; Waiver. This Agreement supersedes any and all
                 ------------------------
prior discussions or agreements between the parties, whether oral or in writing, related to the subject matter hereof. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

           (d)   Severability. Without in any way limiting the provisions of
                 ------------
Section 6, in case one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but such provisions shall be deemed deleted and such deletion shall not affect the validity of any other provision of this Agreement.

           (e)   Governing Law. This Agreement shall governed by and construed
                 -------------
according to the internal laws of the State of New Jersey, without regard to any applicable conflicts of law principles. The federal and state courts of the State of New Jersey shall have exclusive jurisdiction to adjudicate any dispute rising out of this Agreement.

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           (f)   Jurisdiction and Venue.
                 ----------------------

                 (i) The Company and Executive hereby irrevocably and unconditionally submit, for themselves and their property, to the non-exclusive jurisdiction of any New Jersey State court or federal court of the United States of America sitting in New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and the Company and Executive hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such New Jersey State court or, to the extent permitted by law, in such federal court. The Company and Executive agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (ii) The Company and Executive irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New Jersey State or federal court sitting in New Jersey. The Company and Executive irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (iii) Notwithstanding clauses (i) and (ii) of this Section 15(f), the parties intend to and hereby confer jurisdiction to enforce the covenants contained in Section 6 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly or partially invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                 (iv) The Company and Executive further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

           (g)   Counterparts. This Agreement may be signed in counterparts
                 ------------
which together will constitute one instrument.

           (h)   Legal Fees and Expenses. Upon receipt of reasonable written
                 -----------------------
evidence, the Company shall reimburse Executive promptly following the date first written above for all reasonable legal fees (and expenses of counsel) incurred by Executive in connection with (i) the Company and Executive entering into this Agreement, the Option, the Performance Option and any

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

other agreements contemplated hereby and (ii) Executive's termination of the Lucent Agreements.

           (i)   Notices. Any notice required or permitted to be given under
                 -------
this Agreement, the Option or the Performance Option shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to the respective addresses set forth herein, unless a party changes its address for receiving notices by giving notice in accordance with this Section 15(i), in which case, to the address specified in such notice.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


TELLIUM, INC.                                 Executive:



By:        /s/ Richard W. Barcus              /s/ Harry J. Carr
           ---------------------              -----------------
           Name:  Richard W. Barcus           Harry J. Carr
           Title:   President

           Address:                           Address:

           2 Crescent Place                   Two Manor Hill Drive
           P.O. Box 901                       Bernardsville, NJ  07924
           Oceanport, NJ 07757-0901
















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